UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2009
UCI Holdco, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-147178	16-1760186

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of		Identification No.)
incorporation)
14601 Highway 41 North
Evansville, Indiana 47725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (812) 867-4156
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On July 9, 2009, Daniel J. Johnston resigned as Executive Vice President and Chief Financial Officer and as a member of the Board of Directors of the Company. His resignation is effective as of September 30, 2009. The Company has not yet announced a successor to Mr. Johnston.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 9th day of July 2009.

UCI HOLDCO, INC.

By: Name:	/s/ Keith A. Zar Keith A. Zar
Title:	Vice President and General Counsel